SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                      PRIDE PETROLEUM SERVICES, INC.
          (Exact name of registrant as specified in its charter)


             LOUISIANA                                      76-0069030
(State of incorporation or organization)            (I.R.S. Employer I.D. No.)

    1500 CITY WEST BLVD., SUITE 400
           HOUSTON, TEXAS                                      77042
(Address of principal executive offices)                     (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                    Name of each exchange on which
   to be so registered                    each class is to be registered
   -------------------                    ------------------------------
          None                                         None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(g) of the Act:

              [   ]% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006
                               (Title of Class)

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

    With respect to the securities to be registered hereby, the Registrant has filed with the Securities and Exchange Commission (the "Commission") on January 3, 1996 a Registration Statement on Form S-3 (File No. 333-00027) (the "Registration Statement"), including a Prospectus (the "Prospectus"), a final form of which will be subsequently filed by the Registrant pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended. The Prospectus and the Registration Statement, as each may subsequently be amended, are incorporated herein by reference to the extent provided below.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    Reference is made to the information set forth under the heading "Description of Debentures" on pages 32-40 of the Prospectus, which information is incorporated herein by reference.

ITEM 2.  EXHIBITS.

    1.1 Form of Indenture (incorporated herein by reference to Exhibit 4.4 of the Registration Statement).

    1.2  Form of Debenture (included in Exhibit 1.1).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      PRIDE PETROLEUM SERVICES, INC.

Date:  January 15, 1996               By: /s/ ROBERT W. RANDALL
                                      Name:   Robert W. Randall
                                      Title:  Vice President and General Counsel